UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2011
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REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Election of Director.

(d)  On January 13, 2011, the Board of Directors of Redwood Trust, Inc. (the “Company”) increased the number of directors constituting the Board of Directors from nine to ten and elected Martin S. Hughes, who is currently the President and Chief Executive Officer of the Company, as a Class II director, with a term expiring in May 2011, to fill the vacancy on the Board created by the increase in the number of directors. Mr. Hughes will continue to serve as the President and Chief Executive Officer of the Company and is expected to be nominated to stand for re-election as a director at the Company’s May 2011 Annual Meeting of Stockholders.

Further information relating to Mr. Hughes that is responsive to the requirements of Item 5.02(d)(4)&(5) of Form 8-K is incorporated by reference from (i) the Company’s Proxy Statement for its 2010 Annual Meeting of Stockholders, a copy of which was filed with the SEC on April 3, 2010, (ii) the Company’s Current Report on Form 8-K which was filed with the SEC on March 18, 2010, and (iii) the Company’s Current Report on Form 8-K which was filed with the SEC on December 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 14, 2011	REDWOOD TRUST, INC.
	By:	/s/ Andrew P. Stone
Andrew P. Stone
General Counsel & Secretary